                                                                                                       Exhibit 10.2

                                                OCEAN ENERGY, INC.

                                             SUPPLEMENTAL BENEFIT PLAN

                                              As Amended and Restated

                                              Effective July 1, 2001

                                                         (i)
                                                OCEAN ENERGY, INC.

                                             SUPPLEMENTAL BENEFIT PLAN

                                                    WITNESSETH:

         WHEREAS,  OCEAN ENERGY,  INC. (the "Company") has heretofore adopted the OCEAN ENERGY,  INC.  SUPPLEMENTAL
BENEFIT PLAN (the "Plan") for the benefit of certain of its eligible employees; and

         WHEREAS,  the  Company  desires to  restate  the Plan and amend the Plan in  several  respects,  intending thereby to provide an uninterrupted and continuing program of benefits; and

         NOW,  THEREFORE,  the Plan is hereby  restated in its  entirety as follows with no  interruption  in time, effective as of July 1, 2001, except as otherwise indicated herein:

                                                     ARTICLE I

                                           DEFINITIONS AND CONSTRUCTION

         1.1  Definitions.  Where  the  following  words  and  phrases  appear in the  Plan,  they  shall  have the respective meanings set forth below, unless their context clearly indicates otherwise:

(1)      Account:  A memorandum  bookkeeping  account  established on the records of the Employer for a Participant which is credited with amounts  determined  pursuant to Article III of the Plan.  Each  Participant  shall have the following Accounts:  a Bonus Deferral Account, a Compensation  Deferral Account, an ESOP Account,
         an ORS Excess  Account and a Pre-2001  Account.  As of any  determination  date, a  Participant's  benefit under this Plan shall be equal to the amount credited to his Accounts as of such date.

(2)      Board:  The Board of Directors of the Company.

(3)      Bonus:  With  respect  to any  Participant  for a Plan Year,  amounts  considered  as annual or  incentive bonuses.

(4)      Bonus Deferral  Account:  An Account  credited with amounts  determined  pursuant to Sections 3.2, 3.5 (if any) and 3.6 of the Plan.

(5)      Code:  The Internal Revenue Code of 1986, as amended.

(6)      Committee:  The Organization & Compensation Committee of the Board.

(7)      Company:  Ocean Energy, Inc., a Delaware corporation.

(8)      Company Stock:  The common stock of the Company, par value $.10 per share.

(9)      Compensation:  With  respect  to any  Participant  for a Plan Year,  amounts  considered  as  compensation pursuant to Section  1.1(11) of the ORS Plan,  determined  without  regard to the  limitations  imposed by section 401(a)(17) of the Code.

(10)     Compensation  Deferral  Account:  An Account  credited with amounts  determined  pursuant to Sections 3.1,
         3.5 (if any) and 3.6 of the Plan.

(11)     Compensation  Limitation:  The maximum amount of  Compensation  that can be considered by the ORS Plan for a Plan Year pursuant to section 401(a)(17) of the Code.

(12)     Effective Date:  July 1, 2001 as to this restatement of the Plan.

(13)     Employer:  The  Company  and each  other  entity  that  has been  designated  to  participate  in the Plan pursuant to the provisions of Section 6.9.

(14)     Employer  Contributions:  Contributions  made to the ESOP by the Employer  with  respect to a  Participant pursuant to Section 21.6 of the ORS Plan.

(15)     Employer  Discretionary  Contributions:  Contributions  made  to  the  ORS  Plan  by  the  Employer  on  a
         Participant's behalf pursuant to Section 3.3 of the ORS Plan.

(16)     Employer  Matching  Contributions:  Contributions  made to the ORS Plan by the Employer on a Participant's behalf pursuant to Section 3.2 of such ORS Plan.

(17)     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

(18)     ESOP:  The "ESOP" established under Article XXI of the ORS Plan.

(19)     ESOP  Account:  An Account  credited  with amounts  determined  pursuant to Sections 3.4, 3.5 (if any) and
         3.6 of the Plan.

(20)     Investment  Funds:  The  investment  funds  designated  from  time to time for the  deemed  investment  of
         Accounts under Section 3.6.

(21)     Limitations:  Benefit  limitations  imposed  on the  ESOP  and  the  ORS  Plan by  ERISA  and by  sections
         401(a)(17), 401(k)(3), 401(m)(2), 402(g) and 415 of the Code.

(22)     OEI Stock Fund:  An Investment Fund investing in Company Stock.

(23)     ORS Excess Account:  An Account  credited with amounts  determined  pursuant to Sections 3.3, 3.5 (if any)
         and 3.6 of the Plan.

(24)     ORS Plan:  The Ocean Retirement Savings Plan.

(25)     Participant:  Any employee of the Employer who has become a  Participant  in the Plan in  accordance  with
         Section 2.1 of the Plan.

(26)     Plan:  The Ocean Energy, Inc. Supplemental Benefit Plan.

(27)     Plan Year:  The twelve-consecutive month period commencing January 1 of each year.

(28)     Pre-2001 Account:  An Account credited with the amount,  if any,  credited to the  Participant's  Accounts under the Plan as of December 31, 2000.

         1.2  Construction.  The  masculine  gender,  where  appearing in the Plan,  shall be deemed to include the feminine gender;  the singular shall include the plural,  and vice versa;  unless the context clearly  indicates to the contrary.  The headings of Articles and Sections  herein are indicated  solely for  convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                                    ARTICLE II

                                                   PARTICIPATION

         2.1  Eligibility.  Any  employee  of the  Employer  shall  become  a  Participant  on the date  that  such employee's Compensation on an annualized basis exceeds the Compensation  Limitation.  Once an employee has become a
Participant,  he shall  remain a  Participant  as long as a balance is  credited  to his  Accounts  under the Plan;
provided,  however,  that a Participant  shall be eligible to defer receipt of his Compensation  and/or Bonus under the Plan only until the  earlier of (a) the date his  Compensation  on an  annualized  basis no longer  exceeds the
Compensation  Limitation,  (b) the date he ceases to be an employee of the  Employer or (c) the date the  Committee notifies him that he is no longer eligible to defer receipt of his Compensation and/or Bonus under the Plan.

         2.2  Compensation  Deferral  Election.  Any  Participant  may  elect  to  defer  receipt  of  an  integral percentage of from 1% to 14% of his  Compensation  for any calendar year under this Plan. A Participant's  election to defer  receipt of  Compensation  for any  calendar  year under this Plan shall be made prior to the January 1 of such calendar year and shall be irrevocable  for such calendar year.  Notwithstanding  the preceding  sentence,  in the case of an employee who first becomes a Participant  after the beginning of a calendar year,  such  Participant may elect  prospectively  to defer receipt of an integral  percentage of from 1% to 14% of his Compensation for the remaining  portion of such  calendar  year under this Plan;  provided,  however,  that such  election  must be made within  thirty  days  after the date he  becomes a  Participant.  The  reduction  in a  Participant's  Compensation pursuant  to his  election  shall be effected by  Compensation  reductions  as of each  payroll  period  within the election  period.  Notwithstanding  the  foregoing,  in the  event  that the  Committee,  in its  sole  discretion, determines that a Participant has an unforseeable  emergency  pursuant to Section 5.5, the Committee may revoke the
Participant's  Compensation  deferral  election then in effect,  if any, in connection with such  determination.  A
Participant  whose  Compensation  deferral  election  has  been so  revoked  may make a new  Compensation  deferral election prior to the January 1 of any subsequent calendar year.

         2.3 Bonus  Deferral  Election.  Any  Participant  may elect to defer receipt of an integral  percentage of from 1% to 100% of his Bonus for any calendar  year under this Plan. A  Participant's  election to defer receipt of a percentage  of his Bonus under this Plan shall be made prior to January 1 of the calendar  year during which such
Bonus is paid and shall be  irrevocable  for such calendar year.  Notwithstanding  the preceding  sentence,  in the case of an employee who first becomes a Participant  after the beginning of a calendar year,  such  Participant may elect to defer  receipt of an integral  percentage  of his Bonus for such  calendar  year under this Plan,  but (a)
such election must be made within thirty days after the date he becomes a Participant  and (b) such election  shall apply  only to that  portion  of his Bonus  for such  calendar  year  determined  by  multiplying  such  Bonus by a fraction,  the  numerator of which is the number of complete  months  remaining in the calendar year after the date of such  election and the  denominator  of which is the number of complete  months  during such  calendar year that such  Participant  is employed by the Employer.  The reduction of a  Participant's  Bonus pursuant to this election shall be effected at the time such Bonus is paid.

                                                    ARTICLE III

                                                     BENEFITS

         3.1  Amount  of  Compensation  Deferral  Benefit.  For each  payroll  period  during  each  Plan  Year,  a
Participant's  Compensation  Deferral Account shall be credited with an amount equal to the  Compensation  deferred under this Plan pursuant to an election by the Participant described in Article II for such payroll period.

         3.2 Amount of Bonus Deferral  Benefit.  For the Plan Year in which a  Participant's  Bonus would otherwise be paid, a  Participant's  Bonus  Deferral  Account  shall be credited  with an amount equal to the Bonus  deferred under this Plan pursuant to an election by the Participant described in Article II.

         3.3  Amount of Supplemental ORS Benefit.

         (a) For each payroll  period during each Plan Year, the ORS Excess  Account of any  Participant  who makes the maximum  allowable  contribution  under the ORS Plan but, as a result of the Limitations,  such contribution is less than the percentage of Compensation  such Participant  actually elected under such Plan shall be credited with an amount equal to the excess, if any, of (1) over (2) where:

         (1)      equals the Employer  Matching  Contributions to which such  Participant  would have been entitled under the ORS Plan based upon the percentage of Compensation  such  Participant actually  elected to defer under such Plan for such payroll period  assuming none of the
                  Limitations were imposed; and

         (2)      equals  the  Employer  Matching   Contributions   that  were  made  on  behalf  of  such
                  Participant under the ORS Plan for such payroll period.

Notwithstanding the foregoing,  if additional  Employer Matching  Contributions are made on behalf of a Participant pursuant to Section 3.2(b) of the ORS Plan for a Plan Year, any amounts credited to such  Participant's  ORS Excess
Account  pursuant to this section for such Plan Year shall be adjusted as  appropriate  to reflect such  additional
Employer Matching Contributions under the ORS Plan.

         (b) For each Plan Year,  a  Participant's  ORS Excess  Account  shall be credited  with an amount equal to the excess, if any, of (1) over (2) where:

         (1)      equals  the  amount  of  Employer  Discretionary  Contributions  that  would  have  been allocated to such Participant's  Employer  Discretionary  Contribution Account under the
                  ORS Plan assuming none of the Limitations were imposed; and

         (2)      equals the amount of Employer  Discretionary  Contributions that were actually allocated to such Participant's Employer Discretionary Contribution Account under the ORS Plan.

         3.4 Amount of  Supplemental  ESOP  Benefit.  For each Plan Year, a  Participant's  ESOP  Account  shall be credited with an amount equal to the excess, if any, of (a) over (b) where:

         (a)      is the amount of Employer  Contributions  which would have been  allocated to such  Participant's
ESOP Account under the ESOP assuming none of the Limitations were imposed; and

         (b)      is the amount of Employer  Contributions  actually  allocated to such  Participant's ESOP Account under the ESOP.

         3.5 Amount of  Additional  Benefits.  A  Participant's  Accounts  shall be credited  with such  additional amounts at such  times as may be  determined  by the  Committee  in its sole  discretion  or as shall be  otherwise contemplated by the terms of any written  agreement  between a Participant and the Employer that is approved by the
Committee or the Directors.

         3.6  Crediting of Income.

         (a)  Deemed Investment of Funds.

                  (1)  The  amounts  credited  to  each  Participant's  Accounts  shall  be  deemed  to be invested in the Fidelity  Money  Market  Trust:  Retirement  Money  Market  Portfolio  until such
         Participant  designates,  in accordance with the procedures  established from time to time by the
         Committee,  the manner in which amounts  credited to his Accounts  shall be deemed to be invested from  among  the  Investment  Funds  made  available  from time to time for such  purpose  by the
         Committee.  A Participant  may designate one of such Investment  Funds for the deemed  investment of all the  amounts  credited  to his  Accounts  or he may split  the  deemed  investment  of the amounts  credited  to his  Accounts  among  such  Investment  Funds  in  such  increments  as the
         Committee may prescribe.  The deemed  investment of amounts credited to a Participant's  Accounts shall be based on the  value of the  applicable  Investment  Funds at the time such  amounts  are credited or  subsequently  converted  pursuant to an initial  deemed  investment  designation  or pursuant to Paragraph (a)(2) below.  Deemed investment  elections in effect  immediately prior to the Effective  Date shall remain in effect  following the Effective Date unless and until changed or converted pursuant to Paragraph (a)(2) below.

                  (2) A Participant  may (i) change his deemed  investment  designation for future amounts to be credited to his Accounts or (ii)  convert his deemed  investment  designation  with respect to the amounts already credited to his Accounts;  provided,  however,  that (I) a Participant may change  his deemed  investment  designation  of an OEI Stock  Fund only for future  amounts to be credited to his Accounts  and (II) in the event of a change  described in clause (I), any amounts already  credited to the  Participant's  Accounts that were deemed  invested in an OEI Stock Fund shall remain so invested  until paid to such  Participant  pursuant to Article V. Any such change or conversion shall be made in accordance with the procedures  established by the Committee,  and the frequency of such changes may be limited by the Committee;  provided,  however, that a change described  in clause  (I) of the  preceding  sentence  must be made prior to the  beginning  of a calendar quarter and shall become effective only as of the first day of such calendar quarter.

         (b) Allocation of Net Income or Net Loss  Equivalents.  The balance of each  Participant's  Accounts shall be  adjusted  at such times and in such  manner as the  Committee  deems  appropriate  to reflect  the value of the
Investment  Funds,  including  any net income (or net loss) thereto  resulting  from  interest,  dividends or other distributions.  A  Participant's  Accounts  shall  continue  to be so  adjusted  as long as  there  is any  balance credited to such account.

                                                    ARTICLE IV

                                                    FORFEITURES

         If any portion of a Participant's  Employer  Contribution Accounts under the ORS Plan is forfeited for any reason,  amounts equal to the  percentages  of his ESOP, ORS Excess and/or  Pre-2001  Accounts under this Plan that correspond to the  percentages of his Employer  Contribution  Accounts under the ORS Plan that were forfeited shall be debited from such ESOP, ORS Excess and/or Pre-2001  Accounts.  Notwithstanding  the preceding  sentence,  in the event of a change of  control  that is not  approved,  recommended  and  supported  by at least  two-thirds  of the directors  that were also  directors  prior to the  occurrence of any such change of control in actions taken prior to, and with  respect  to,  such  change of control (a  "Nonapproved  Change of  Control"),  amounts  credited to a
Participant's  Accounts shall be  nonforfeitable  as of the date of such change of control.  Further,  in the event of a change of control other than a Nonapproved  Change of Control,  amounts  credited to a Participant's  Accounts shall be nonforfeitable  upon involuntary  termination of employment  within the twelve-month  period following the date of such change of control.  For purposes of the Plan, a "change of control"  shall be deemed to have  occurred if (i) any person  (other than  employee or an  Employer)  including a "group" as  determined  in  accordance  with
Section  13(d)(3) of the Securities  Exchange Act of 1934,  becomes the  beneficial  owner of shares of the Company having  40% or more of the total  number of votes  that may be cast for the  election  of  directors,  or (ii) as a result of, or in connection  with, any cash tender or exchange offer,  merger or other business  combination,  sale of assets or contested election,  or any combination of the foregoing  transactions (a "Transaction"),  the persons who were  directors  before the  Transaction  shall cease to constitute a majority of the Board of Directors of the
Company or any  successor  thereto.  The  determinations  of whether a change of control has  occurred  and whether such change of control was a  Nonapproved  Change of Control  shall be made by the  Committee  as existing at least six months prior to the occurrence of such change of control and its determination shall be final.

                                                     ARTICLE V

                                            FORM AND TIMING OF BENEFITS

         5.1 In-Service  Payments of Compensation  and/or Bonus  Deferrals.  A Participant may elect to have all or a  portion  of the  Compensation  and/or  Bonus  deferred  under  this  Plan  during  any Plan  Year paid in annual installment  payments  for a  specified  term not to exceed ten years  commencing  at least one year after the Plan
Year of deferral but prior to the date such  amounts  would  otherwise  be payable  pursuant to Section 5.2. In the absence of an election by a Participant  with respect to the payment of  Compensation  and/or Bonus  deferred under this Plan during a Plan Year,  such amounts shall be paid in accordance  with Section 5.2. If a Participant  elects to have  Compensation  and/or Bonus  deferred under this Plan during a Plan Year paid in annual  installments,  the value of such  Compensation  and/or Bonus  deferrals  shall be determined as of the last day of the calendar  month preceding  the time  which he has  elected  to  commence  receiving  such  payments  and each  subsequent  interval thereafter,  and an amount equal to the then value of such Compensation  and/or Bonus deferrals,  including any net income or net loss equivalents  credited thereto,  multiplied by a fraction,  the numerator of which is one and the denominator  of which is the remaining  number of payments  which the  Participant  elected,  shall be paid to such
Participant.  The appropriate  Accounts of the  Participant  shall be debited for any amounts paid pursuant to this
Section 5.1. If a Participant's  employment or consulting  relationship  with the Company  terminates  prior to the commencement  or  completion  of the annual  installment  payments  elected by such  Participant  pursuant  to this
Section  5.1,  the  remaining  amounts  credited to his Accounts  under the Plan shall be paid in  accordance  with
Section 5.2.

         5.2  Termination  Payments.  Upon  the  termination  of a  Participant's  employment  or,  if  later,  the termination of a Participant's  consulting  relationship with the Employer, the Participant or, in the event of the death of the  Participant  while  employed by the Employer,  the  Participant's  designated  beneficiary,  shall be entitled to payment of the amounts  credited  to his  Accounts  under the Plan  commencing  as soon as  practicable following  such  termination.  A  Participant  shall  elect the form of  payment  (which  may  either be a lump sum payment or monthly,  quarterly  or annual  installment  payments  over a specified  term  certain not to exceed ten years) for the amounts credited to his Accounts under the Plan at the time he elects to defer  Compensation  and/or
Bonus  under the Plan.  In the  absence of  direction  by a  Participant  regarding  the form of payment of amounts credited to his Accounts  under the Plan,  such  amounts  shall be  distributed  in a lump sum. In the event of the death of a Participant,  the amounts  credited to such  Participant's  Accounts under the Plan shall be paid or, if the Participant was receiving  payments under the Plan at the time of his death,  shall continue to be paid, to his designated  beneficiary in the form of payment  elected by the Participant or, in the absence of any such election, in a lump sum.  Further,  notwithstanding  the  foregoing,  in the event of a Nonapproved  Change of Control,  each
Participant's  benefit under this Plan shall be paid to him (or his designated  beneficiary)  in a lump sum as soon as  practicable,  but no later than thirty days  following  the date on which such change of control  occurs.  If a
Participant  elects the annual  installment  form of payment,  the value of amounts  credited to his Accounts under the Plan shall be determined as of the last day of the calendar  month  preceding the date upon which such payments commence and each subsequent interval thereafter,  and an amount equal to such value multiplied by a fraction,  the numerator of which is one and the  denominator of which is the remaining  number of payments which the  Participant elected,  shall be paid to such Participant.  If a Participant  elects the lump sum form of payment or in the event of a Nonapproved  Change of Control,  the value of amounts  credited to the  Participant's  Accounts under the Plan shall be  determined  as of the last day of the  calendar  month  preceding  the date of payment.  The  appropriate
Accounts of the Participant shall be debited for amounts paid pursuant to this Section 5.2.

         5.3  Changes  in Payment  Elections.  A  Participant  may revise his  election  under  Section  5.1 and/or
Section 5.2 only if, and at such time as, such revised  election is approved by the Committee;  provided,  however, that such  revised  election  shall not be effective  until the later of (a) the January 1 following  the date such revised election is approved or (b) the date that is six months after the date such revised election is approved.

         5.4 Form of  Payment.  Payments  under the Plan shall be in the form of cash,  except  that if any portion of a  Participant's  Accounts is deemed  invested in an OEI Stock Fund,  any payment  with  respect to such portion shall be in the form of shares of Company  Stock.  Without  limiting the  generality of the  foregoing,  nothing in the Plan shall be  construed as giving any  Participant  any rights as a holder of common stock or any other equity security of the Company as a result of such  Participant's  participation in this Plan or his designation of an OEI
Stock Fund for the deemed investment of amounts credited to his Accounts.

         5.5  Distributions  for  Unforseeable  Emergency.  In the event  the  Committee,  in its sole  discretion, determines  that a Participant  has an  unforseeable  emergency,  the Committee may direct that such portion of the amounts  credited to a Participant's  Accounts as it determines is reasonably  needed to satisfy such  unforseeable emergency be paid to the  Participant  in one lump sum payment as soon as  practicable  following  the  Committee's determination  of the existence  and extent of such  unforseeable  emergency.  For purposes of this Section 5.5, an unforseeable  emergency  shall mean  severe  financial  hardship  to a  Participant  that  arises from a sudden and unexpected  illness or accident of the  Participant or of a dependent of a Participant,  loss of the  Participant's property due to casualty,  or similar  extraordinary and unforeseeable  circumstances arising as a result of events beyond the  control of such  Participant.  Further,  no payment  may be made  pursuant  to this  Section 5.5 to the extent such severe  financial  hardship may be relieved (a) through  reimbursement  or compensation by insurance or otherwise,  (b) by liquidation of the Participant's  assets, to the extent the liquidation of such assets would not itself  cause  severe  financial  hardship,  or (c) by  cessation of  Compensation  deferrals  under the Plan.  For purposes of this Section 5.5, the purchase of a house or education  expenses for children,  shall not be considered to be  unforseeable  emergencies.  The decision of the  Committee  regarding the  existence or  nonexistence  of an unforseeable  emergency of a  Participant  shall be final and binding.  The  Committee  shall have the authority to require a  Participant  to provide such proof as it deems  necessary to establish  the  existence and nature of the
Participant's unforseeable emergency.

         5.6  Designation  of  Beneficiaries.  A  Participant,  by written  instrument  filed with the Committee in such  manner and form as it may  prescribe,  may  designate  one or more  beneficiaries  to receive  payment of the amounts credited to his Accounts in the event of his death.  Any such  beneficiary  designation may be changed from time to time prior to the death of the  Participant.  In the absence of a beneficiary  designation on file with the
Committee at the time of a Participant's  death, the executor or administrator  of the  Participant's  estate shall be deemed to be his designated beneficiary.

                                                    ARTICLE VI

                                                   MISCELLANEOUS

         6.1  Administration.  This Plan shall be  administered  by the  Committee as an unfunded plan which is not intended to meet the  qualification  requirements  of section 401 of the Code. The Committee  shall have full power
and  authority  to  interpret,   construe  and  administer  this  Plan  and  the  Committee's  interpretations  and construction  hereof, and actions hereunder,  including the timing,  form, amount or recipient of any payment to be made  hereunder,  shall be binding and conclusive on all persons for all purposes.  In the event that a Participant or  beneficiary's  claim for a benefit under the Plan is denied or modified,  the Committee shall furnish a written notice to such  claimant  within  ninety  days (or  within  180 days if  additional  information  requested  by the
Committee  necessitates  an extension of the ninety-day  period) that (a) states the specific reason or reasons for such denial or modification,  (b) provides  specific  reference to pertinent Plan provisions on which the denial or modification  is based,  (c) provides a description  of any additional  material or  information  necessary for the
Participant,  his beneficiary,  or  representative  to perfect the claim and an explanation of why such material or
information  is  necessary  and  (d)  explains  the  Plan's  claim  review  procedure.  If  the  Participant,   his
beneficiary,  or a representative  of such  Participant or beneficiary  desires to have such denial or modification reviewed,  he must,  within sixty days  following  receipt of the notice of such denial or  modification,  submit a written  request  for review by the  Committee  of its initial  decision.  In  connection  with such  request,  the
Participant,  his beneficiary,  or the  representative  of such Participant or beneficiary may review any pertinent documents upon which such denial or  modification  was based and may submit issues and comments in writing.  Within sixty days following such request for review the Committee  shall,  after providing a full and fair review,  render its final decision in writing to the  Participant,  his beneficiary or the  representative  of such  Participant or beneficiary  stating  specific  reasons  for such  decision  and  making  specific  references  to  pertinent  Plan provisions  upon which the decision is based.  If special  circumstances  require an  extension  of such  sixty-day period, the Committee's  decision shall be rendered as soon as possible,  but not later than 120 days after receipt of the request for review.  If an extension of time for review is required,  written notice of the extension  shall be furnished to the Participant,  beneficiary,  or the  representative  of such Participant or beneficiary prior to the  commencement  of the  extension  period.  Members  of the  Committee  shall not  participate  in any action or determination regarding their own benefits hereunder.

         6.2  Indemnification.  The Company  shall  indemnify  and hold  harmless  each member of the Committee and each employee who is a delegate of the Committee  against any and all expenses and  liabilities  arising out of his administrative functions or fiduciary  responsibilities,  including any expenses and liabilities that are caused by or result from an act or omission  constituting  the  negligence  of such  individual  in the  performance  of such functions  or  responsibilities,  but  excluding  expenses and  liabilities  that are caused by or result from such individual's  own gross  negligence  or  willful  misconduct.  Expenses  against  which  such  individual  shall be indemnified  hereunder  shall  include,  without  limitation,  the amounts of any  settlement  or judgment,  costs, counsel fees, and related charges  reasonably  incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

         6.3 Amendment or Termination.  The Board may, in its sole discretion,  terminate,  suspend,  or amend this
Plan at any time or from time to time,  in whole or in part,  by means of thirty days written  notice given to each
Participant.  If the Board should  amend or suspend this Plan,  no such  amendment or  suspension  shall reduce any amounts  credited  to a  Participant's  Accounts  which  are  nonforfeitable  as of the date of such  amendment  or suspension.  Notwithstanding  any  provision  to the  contrary,  if the Board  terminates  this Plan,  all  amounts credited to the  Participants'  Account  shall become  nonforfeitable  as of the date of such  termination  and the
Committee, in its sole discretion, may elect to pay all such amounts as soon as practicable following such date.

         6.4  Nonguarantee  of  Employment.  Nothing  contained  in this Plan shall be  construed  as a contract of employment  between the  Employer and any  Participant,  or as a right to have  benefits  which are provided by the
Employer  maintained,  or as a right of any Participant to be continued in the employment of the Employer,  or as a limitation of the right of the Employer to discharge any of its Participants, with or without cause.

         6.5 Rights to Employer's  Assets.  No  Participant  shall have any right to, or interest in, any assets of the Employer upon  termination  of  employment or otherwise,  except as provided from time to time under this Plan, and then only to the extent of the  benefits  payable  under the Plan to such  Participant.  This Plan is unfunded, and all  payments of benefits  as provided  for in this Plan shall be made solely out of the general  assets of the
Employer on a current  disbursements  basis. The preceding sentence to the contrary  notwithstanding,  the Employer may fund all or part of its  obligations  hereunder  by  transferring  assets to a trust if the  provisions  of the trust  agreement  creating such trust require the use of such trust's  assets to satisfy  claims of the  Employer's general  unsecured  creditors in the event of the Employer's  insolvency or bankruptcy and provide that no Employee shall at any time have a prior  claim to such  assets and that such trust shall not cause the Plan to be other than
"unfunded" for the purposes of ERISA.  The assets of such trust shall not be deemed to be assets of this Plan.

         6.6  Nonalienation  of  Benefits.  Subject to income tax  withholding,  benefits  payable  under this Plan shall not be subject in any manner to anticipation,  alienation, sale, transfer,  assignment,  pledge, encumbrance, charge,  garnishment,  execution,  or levy of any  kind,  either  voluntary  or  involuntary,  including  any  such liability  which is for alimony or other  payments for the support of a spouse or former  spouse,  or for any other relative of the  Participant,  prior to actually being  received;  and any attempt to anticipate,  alienate,  sell, transfer,  assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder,  shall be void.  The  Employer  shall not in any manner be liable for, or subject to, the debts,  contracts,  liabilities, engagements or torts of any person entitled to benefits  hereunder.  The preceding  notwithstanding,  the Committee shall comply with the terms and provisions of an order that satisfies the  requirements  for a "qualified  domestic relations  order" as defined in section  206(d) of ERISA,  including  an order that  requires  distributions  to an alternate  payee  prior  to a  Participant's  "earliest  retirement  age"  as  such  term  is  defined  in  section
206(d)(3)(E)(ii) of ERISA.

         6.7  Withholding  Taxes.  The Employer  shall have the right to deduct from all  payments  made under this
Plan, any federal, state or local taxes required by law to be withheld with respect to such payments.

         6.8  Severability.  If any  provision of this Plan shall be held  illegal or invalid for any reason,  said illegality or invalidity shall not affect the remaining provisions hereof;  instead,  each provision shall be fully severable  and the Plan shall be  construed  and enforced as if said  illegal or invalid  provision  had never been included herein.

         6.9  Participating  Employers.  The Committee may designate any entity or organization  eligible by law to participate  in this Plan as an Employer by written  instrument  delivered to the  Secretary of the Company and the designated  Employer.  Such written  instrument shall specify the effective date of such designated  participation, may incorporate  specific  provisions  relating to the operation of the Plan which apply to the designated Employer only and shall become,  as to such  designated  Employer and its  employees,  a part of the Plan.  Each  designated
Employer  shall be  conclusively  presumed to have consented to its  designation  and to have agreed to be bound by the terms of the Plan and any and all  amendments  thereto upon its  submission  of  information  to the  Committee required  by the  terms of or with  respect  to the  Plan;  provided,  however,  that the  terms of the Plan may be modified so as to increase the  obligations  of an Employer only with the consent of such  Employer,  which consent shall be  conclusively  presumed to have been given by such Employer upon its submission of any  information to the
Committee  required  by the terms of or with  respect  to the Plan.  Except as  modified  by the  Committee  in its written instrument,  the provisions of this Plan shall be applicable with respect to each Employer separately,  and amounts payable hereunder shall be paid by the Employer which employs the particular Participant.

         6.10  Jurisdiction.  The situs of the Plan hereby  created is Texas.  All  provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

         EXECUTED this ____ day of ___________________________,2001.

                                                     OCEAN ENERGY, INC.

                                                     By:      ______________________________
                                                              Name:    ________________________
                                                              Title:   ________________________